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                                                                     EXHIBIT 4.2

                                   TERM NOTE



Amount:  $1,800,000.00                          No.____________________
Due Date:    February 1, 2002                   Date: February 12, 1997



PROMISE TO PAY. NEMATRON CORPORATION, a Michigan corporation (referred to in this Note as, "Borrower") promises to pay to KeyBank National Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Eight Hundred Thousand & 00/100 Dollars ($1,800,000.00), together with interest at the rate per annum equal to the LIBOR Rate plus two and one half per cent (2.5%) per annum ("Effective Rate"), on February 1, 2002 when the entire principal and interest balance owing under this Note shall be due and payable.

The "LIBOR Rate", as used herein, means the average rate [rounded up, if necessary, to the next highest one sixteenth of one percent (1/16%)] of interbank offered effective rates for thirty (30) day U.S. dollar deposits in the London market based on quotations at major banks as determined by reference to the Wall Street Journal("WSJ") edition published on its last publication date of every month ("Determination Date") and distributed in Ann Arbor, Michigan. In the event such average rate is not published in the WSJ or the WSJ is not otherwise available to Bank on the Determination Date, Bank may use the London interbank offered rate for thirty (30)day dollar deposits (or its equivalent as determined in the sole discretion of Bank) as reported by any nationally recognized financial reporting service on the Determination Date. Borrower acknowledges that the published or reported LIBOR Rate may be with respect to contracts entered into as of a date other than the Determination Date.

The Effective Rate shall be adjusted as of the first day of each month based the LIBOR Rate published or reported on the Determination Date, as applicable. Interest shall accrue on the unpaid principal balance from the date of each advance under this Note and be calculated upon the actual number of days elapsed over a year assumed to have 360 days. Interest shall be payable monthly beginning March 1, 1997, and on the first day of each month thereafter until maturity of this note.

     The LIBOR Rate is used as an index only, and funds for Borrower's loans are not being purchased or otherwise matched by the Bank from or on the London Interbank Market.

INSTALLMENT PAYMENTS. Borrower will pay this loan in monthly installments of $30,000 plus interest. Borrower's first payment is due March 1, 1997, and all subsequent payments are


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due on the same day of each month after that.  Borrower's final payment due
February 1, 2002, will be for all principal and all accrued interest not yet paid. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

SECURITY. To secure the payment of this Note and any or all other liabilities of the undersigned to the Bank, howsoever arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, several or joint, including any renewals, extensions, modifications, etc., the undersigned hereby pledges to Bank and grants to Bank a continuing security interest in the following described property, whether real or personal, and in all additions, substitutions, and proceeds thereof:

             (i) All property described in Security Agreements, Mortgages, Assignments and Documents listed in Section 3.11 of the Loan Agreement.

             (ii) All securities and other property of the undersigned now or hereafter in the possession or custody of the Bank, together with substitutions, increments and proceeds;

             (iii)Any other property declared or acknowledged to constitute security for the indebtedness of the undersigned to the Bank, together with substitutions, increments and proceeds thereof, and

             (iv) All balances of deposit accounts of the undersigned now or at any time hereafter with the Bank.

The Bank shall have the right at any time to apply its own indebtedness or liability to the undersigned or to any endorser or other party liable hereon in whole or partial payment of this Note, either before or after its maturity, or in whole or partial payment of any other liability due or to become due from the undersigned to the Bank.

LOAN FEES. Borrower agrees that all loan fees are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law.

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LATE CHARGE.  If a payment is late, Borrower will be charged 2.000% of the unpaid portion of the regularly scheduled payment or $200.00, whichever is less.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due, (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note, a certain Loan Agreement dated September 30, 1996 as amended by First Amendment of even date ("Loan Agreement") or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender, (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished, (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws, (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender, (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note, (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired, (h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note to the Effective Rate plus three per cent (3.00%). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Michigan. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Washtenaw County, the State

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of Michigan, Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with our without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) after, compromise, renew, extend, accelerate, or otherwise change one or more times, the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness, (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreements, as lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other borrower. Borrower and any other person who signs, guaranties or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor accommodation makes or endorses, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral, or impair, fail to release or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify the loan without the consent of or notice to anyone other than the party with whom the modification is made.

BORROWER:
NEMATRON CORPORATION

By: /s/ David P. Gienapp
    --------------------
    David P. Gienapp
    Vice President of Finance
    and Administration and Treasurer

5840 Interface Drive
Ann Arbor, MI 48103